__________________________________________________________	___________________________________________________________

Samuel H. Wong & Co., LLP
Certified Public Accountants

To: Board of Directors and Shareholders
Guangzhou Global Telecom, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2/A #7 of:

●	Our review report dated October 13, 2007 on Guangzhou Global Telecom, Inc.financial statements as of September 30, 2007 for the nine months then ended.
●	Our review report dated August 12, 2007 on Guangzhou Global Telecom, Inc. financial statements as of June 30.2007 and for the six months then ended.
●	Our audit report dated January 30, 2007 on Global Telecom Holdings Ltd, financial statements as of December 31, 2006 and 2005 and for the two years then ended.

/s/ Samuel H. Wong & Co., LLP
South San Francisco, California	Samuel H. Wong & Co., LLP
January 28, 2008	Certified Public Accountant

South San Francisco Head Office:	Shanghai Representative Office:		Hong Kong Office:
400 Oyster Point Blvd., Suite 122	1266 Nan Jing West Road		Cosco Tower, Room 4612
So. San Francisco, CA 94080, U.S.A.	39/F, Plaza 66, Shanghai		183 Queen's Road Central, Hong Kong
Tel: (415) 732-1288	P.R.C. 200040		Tel: (852) 2526-9262, 2802-4878
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Email: swongcpa@aol.com	Fax:	(8421)6288-0058	Email: swongcpa©netvigator.com
Website: http://www.swongcpa.com